EXHIBIT 99.1

Contact: Insignia Systems, Inc. John Gonsior, President and CFO (763) 392-6200

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES ELECTION OF
SARDAR BIGLARI AND PETER ZABALLOS AS CO-CHAIRMEN

MINNEAPOLIS, MN — January 11, 2016 — Insignia Systems, Inc. (Nasdaq: ISIG) today announced that Board members Sardar Biglari and Peter Zaballos have been elected co-chairmen of the board of directors of the company, replacing Edward Corcoran who will continue as an independent director.

About Insignia Systems, Inc.

Insignia Systems, Inc. is a developer and marketer of innovative in-store products, programs and services that help consumer goods manufacturers and retail partners drive sales at the point of purchase. Insignia provides at-shelf media solutions in approximately 13,000 retail supermarkets, 2,000 mass merchants and 8,000 dollar stores. With a client list of over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft Foods, Nestlé and P&G, Insignia helps major brands deliver on their key engagement, promotion, and advertising objectives right at the point-of-purchase. For additional information, contact (800) 874-4648, or visit the Insignia website at www.insigniasystems.com.

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